Exhibit 10.57

EXCHANGE AGREEMENT

BY AND AMONG

MOTIENT CORPORATION,

MVH HOLDINGS INC.,

AND

[TSTR STOCKHOLDER]

Dated as of August ___, 2006

TABLE OF CONTENTS

			Page

ARTICLE I Purchase and Sale
Section	1.1	Sale of TerreStar Shares and Motient Shares	1
Section	1.2	Closing	1
Section	1.3	Deliveries	2

ARTICLE II Representations and Warranties of FUND
Section	2.1	Organization	3
Section	2.2	Title to TerreStar Shares	3
Section	2.3	Authority Relative to this Agreement and the Registration Rights Agreement	3
Section	2.4	Consents and Approvals; No Violations	4
Section	2.5	Purchase Entirely for Own Account	4
Section	2.6	Reliance Upon Holder’s Representations	4
Section	2.7	Receipt of Information	5
Section	2.8	Investor Status; etc	5
Section	2.9	Liens for Taxes	5
Section	2.10	Brokers or Finders	5
Section	2.11	Restricted Securities	5
Section	2.12	Legends	6

ARTICLE III Representations and Warranties of MOTIENT
Section	3.1	Corporate Organization; Related Entities	6
Section	3.2	Capitalization	6
Section	3.3	Authority Relative to This Agreement	7
Section	3.4	Consents and Approvals; No Violations	7
Section	3.5	Reports and Financial Statements	8
Section	3.6	Absence of Certain Changes or Events	9
Section	3.7	Litigation	9
Section	3.8	Compliance with Law	9
Section	3.9	Absence of Undisclosed Liabilities	10
Section	3.10	No Default	10
Section	3.11	Taxes	10
Section	3.12	Intellectual Property	11
Section	3.13	Permits	11
Section	3.14	Contracts	11
Section	3.15	Insurance	12
Section	3.16	Ownership of TerreStar Common Stock	12
Section	3.17	Purchase Entirely for Own Account	12
Section	3.18	Reliance Upon Holder’s Representations	12
Section	3.19	Receipt of Information	12
Section	3.20	Investor Status; etc	12
Section	3.21	Brokers or Finders	13

i

Section	3.22	Restricted Securities	13
Section	3.23	Issuances Exempt	13
Section	3.24	No Integrated Offering	13

ARTICLE IV Additional Agreements
Section	4.1	HSR Act and FCC Approval	13
Section	4.2	Blue Sky Laws	14
Section	4.3	Compliance with TerreStar Documents	14
Section	4.4	No Transfers; No Alternative Transactions	15
Section	4.5	Commercially Reasonable Efforts	15
Section	4.6	Public Announcements	16

ARTICLE V Conditions to Closing of MOTIENT and SUB
Section	5.1	Representations and Warranties	16
Section	5.2	Performance	16
Section	5.3	Intentionally Omitted	16
Section	5.4	Certificates and Documents	16
Section	5.5	Compliance Certificate	16
Section	5.6	Final Order of FCC and Industry Canada Approval	17
Section	5.7	Intentionally Omitted	17
Section	5.8	Intentionally Omitted	17
Section	5.9	FIRPTA Certificate	17
Section	5.10	Amended TerreStar Stockholders’ Agreement	17
Section	5.11	MSV Exchange Agreement	17
Section	5.12	Columbia/Spectrum Exchange Agreements	17

ARTICLE VI Conditions to Closing of FUND
Section	6.1	Representations and Warranties	17
Section	6.2	Performance	18
Section	6.3	Opinion of Motient’s Counsel	18
Section	6.4	Certificates and Documents	18
Section	6.5	Compliance Certificate	18
Section	6.6	FCC and Industry Canada Approvals	18
Section	6.7	Intentionally Omitted	18
Section	6.8	Effective Registration Statement	18
Section	6.9	Registration Rights Agreement	18
Section	6.10	Holder Exchange Agreements	18

ARTICLE VII INDEMNIFICATION
Section	7.1	Survival of Representations and Warranties	18
Section	7.2	Obligation to Indemnify	18
Section	7.3	Indemnification Procedures	19
Section	7.4	Notices and Payments	20
Section	7.5	Limited Remedy	20

ARTICLE VIII Miscellaneous
Section	8.1	Termination	21

ii

Section	8.2	Survival	21
Section	8.3	Expenses	22
Section	8.4	Counterparts; Effectiveness	22
Section	8.5	Governing Law	22
Section	8.6	Notices	22
Section	8.7	Assignment; Binding Effect	23
Section	8.8	Severability	23
Section	8.9	Entire Agreement; Non-Assignability; Parties in Interest	23
Section	8.10	Headings	23
Section	8.11	Certain Definitions	23
Section	8.12	Amendments and Waivers	24
Section	8.13	Specific Performance	24
Section	8.14	Exclusive Jurisdiction	24
Section	8.15	Waiver of Jury Trial	24

Schedule A	Motient Disclosure Schedule
Exhibit A	Registration Rights Agreement
Exhibit B	Form of Amended and Restated TerreStar Stockholders’ Agreement
Exhibit C	Form of Legal Opinion of Counsel to Motient

iii

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of August ___, 2006 by and among Motient Corporation, a Delaware corporation (“Motient”), MVH Holdings Inc., a Delaware corporation and indirect, wholly-owned subsidiary of Motient (“Sub”), and [TSTR Stockholder] (“Holder”).

RECITALS:

WHEREAS, subject to the terms and conditions hereof, at the Closing (as defined below) Motient, through Sub, intends to purchase from Holder, and Holder intends to sell to Sub, (i)
_______________ shares of common stock, par value $0.001 per share (the “TerreStar Networks Shares”) of TerreStar Networks, Inc.(“TerreStar”) and ___________ shares of common stock par value $0.01 per share (the “TerreStar Bermuda Shares” and, together with the TerreStar Networks Shares, the “TerreStar Shares”) of TerreStar Networks Bermuda Ltd. owned by Holder, in exchange for ) _____________ shares (the “Motient Shares”) of common stock, par value $0.01 per share (“Motient Common Stock”), of Motient, in each case as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected prior to the Closing; provided, that no adjustment shall be made for the Rights Offering (as defined below).

AGREEMENT:

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1     Sale of TerreStar Shares and Motient Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing, Holder will purchase from Motient, and Motient shall issue and sell to Holder, the Motient Shares, and Motient will purchase from Holder, and Holder shall sell to Sub, the TerreStar Shares.

Section 1.2     Closing. The Closing (the “Closing”) of the purchase and sale of the TerreStar Shares in exchange for the Motient Shares shall be held at the offices of Andrews Kurth LLP, 450 Lexington Avenue, New York, New York on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Articles V and VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), shall be fulfilled or waived in accordance herewith; or (b) at such other time, date or place as Motient and Holder may agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

Section 1.3     Deliveries.

(a)     Simultaneously with the execution of this Agreement, Motient and Holder shall execute and deliver (i) the Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), (ii) Amendment No. 2 to the TerreStar Networks Inc. Stockholders’ Agreement; and (iii) the Amended and Restated TerreStar Stockholders’ Agreement dated as of May 6, 2006 (the “Amended TerreStar Stockholders’ Agreement”) in the form attached as Exhibit B, both (ii) and (iii) to be effective in accordance with their terms.

(b)     At the Closing:

(i)     Holder shall deliver to Motient and/or Sub the following (collectively, the “Holder Closing Deliveries”):

(ii)     certificates registered in Holder’s name representing the TerreStar Shares or an affidavit of lost certificate with respect to any lost, missing or destroyed certificate in form reasonably satisfactory to Motient;

(iii)     a duly executed stock power evidencing the transfer of the TerreStar Shares from Holder to Sub and in such form reasonably satisfactory to Motient or an affidavit of lost certificate with respect to any lost, missing or destroyed certificate in form reasonably satisfactory to Motient as shall be effective to vest in Motient good and valid title to the TerreStar Shares, free and clear of any Lien (as defined below) other than Securities Law Encumbrances (as defined below) or pursuant to the TerreStar Documents (as defined below);

(iv)     [a certificate of good standing for Holder from the Secretary of State of the State of
[________]; and]

(v)     an affidavit certifying as to Holder’s non-foreign status in accordance with the requirements of Section 1.1445 -2(b) of the Internal Revenue Service Treasury Regulations.

(c)     Motient and/or Sub shall deliver to Holder the following (collectively, the “Motient Closing Deliveries”):

(i)     a certificate registered in Holder’s name representing the Motient Shares;

(ii)     an effective registration statement (the “Registration Statement”) registering the resale by Holder or the Holder’s beneficial owners of the Motient Shares;

(iii)     certified resolutions of Motient and Sub’s Board of Directors approving this Agreement and the transactions contemplated hereby; and

(iv)     a certificate of good standing for Motient and Sub from the Secretary of State of the State of Delaware.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF FUND

Holder represents and warrants to Motient and Sub, as follows:

Section 2.1     Organization. [Holder is a limited [partnership][liability company] duly organized, validly existing and in good standing under the laws of the State of [Delaware] and Holder has the requisite limited [partnership][liability company] power and authority to own or lease its properties and to carry on its business as is presently being conducted. Holder is duly qualified to do business as a foreign limited [partnership][liability company], and is in good standing, in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for failures, if any, to be so qualified which individually or in the aggregate have not had and could not reasonably be expected to have a Holder Material Adverse Effect.] A “Holder Material Adverse Effect” means a material adverse effect respecting the ability of Holder to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing set forth herein, except to the extent that such adverse effect results from (i) general economic, regulatory or political conditions or changes therein in the United States or the other countries in which such party operates; (ii) financial or securities market fluctuations or conditions; or (iii) changes in, or events or conditions affecting, the wireless telecommunications industry generally.

Section 2.2     Title to TerreStar Shares. As of the date hereof and at all times until and including at the Closing, Holder owns, of record and beneficially, the TerreStar Shares free and clear of any and all option, call, contract, commitment, mortgage, pledge, security interest, encumbrance, lien, Tax, claim or charge of any kind or right of others of whatever nature (collectively, a “Lien”) of any kind, other than pursuant to applicable securities laws (“Securities Law Encumbrances”) or the TerreStar Documents (defined below). Upon the Closing, (x) Sub shall be vested with good and valid title to the TerreStar Shares, free and clear of any Liens of any kind (other than Securities Law Encumbrances or the TerreStar Documents) and (y) Holder shall not own, of record or beneficially, or have, by conversion, warrant, option or otherwise, any right to interest in or agreement to acquire any shares of TerreStar common stock[, other than options to purchase shares of TerreStar common stock]. The “TerreStar Documents” means the TerreStar Stockholders’ Agreement dated May 11, 2005, as amended (the “TerreStar Stockholders’ Agreement”), the TerreStar Parent Transfer/Drag Along Agreement dated May 11, 2005, the Certificate of Incorporation of TerreStar Networks Inc. and the Amended and Restated Bylaws of TerreStar Networks, Inc., as the same may be amended from time to time.

Section 2.3     Authority Relative to this Agreement and the Registration Rights Agreement. Holder has the requisite [limited partnership][limited liability company][corporate] power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement by Holder, and the consummation by Holder of the transactions contemplated hereby have been duly authorized by the Holder, and no other proceedings on the part of Holder are necessary to authorize this Agreement or for Holder to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Holder and, assuming the due authorization, execution and delivery thereof by Motient and Sub, constitutes the valid and binding obligation of Holder, enforceable against it in accordance with its terms.

 Section 2.4    Consents and Approvals; No Violations. Except in connection or in order to comply with the applicable provisions of (a) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and, if necessary, similar foreign competition or Antitrust Laws, (b) the filing of the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), (c) filings or approvals required under state securities or “blue sky” laws, and (d) the Communications Act of 1934, as amended, and the rules, regulations or policies of the Federal Communications Commission and any successor thereto (“FCC”) and Industry Canada and any successor thereto (collectively, the “Communications Laws”), neither the execution and delivery of this Agreement or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby will, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the organizational documents of Holder, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Holder or its respective properties or assets, including but not limited to the TerreStar Documents. Except in connection or in order to comply with the applicable provisions of (a) the HSR Act and, if necessary, similar foreign competition or Antitrust Laws, (b) the filing of the Registration Statement under the Securities Act, (c) filings or approvals required under state securities or “blue sky” laws, and (d) the Communications Laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory body, authority or administrative agency or commission (collectively, a “Governmental Entity”), is required by or with respect to Holder in connection with the execution and delivery of this Agreement or the Registration Rights Agreement by Holder or the consummation by Holder of the transactions contemplated hereby or thereby, except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Holder Material Adverse Effect.

Section 2.5     Purchase Entirely for Own Account. The Motient Shares will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, in each case, in violation of applicable securities laws, and Holder has no present intention of selling, granting any participation in, or otherwise distributing such Motient Shares except in compliance with applicable securities laws. It is understood that nothing herein shall prevent Holder from distributing the Motient Shares to its beneficial owners, in compliance with Section 5.1 of the Registration Rights Agreement and applicable securities laws.

Section 2.6     Reliance Upon Holder’s Representations. Holder understands that the Motient Shares will not be registered for issuance to Holder under the Securities Act and the sale provided for in this Agreement and Motient’s issuance of the Motient Shares hereunder will be made in reliance upon an exemption from registration under the Securities Act pursuant to Section 4(2) thereof, and that, in such case, Motient’s reliance on such exemption will be based on Holder’s representations set forth herein.

Section 2.7     Receipt of Information. Holder believes it has received all the information it considers necessary or appropriate for deciding whether to acquire Motient Shares. Holder further represents that it has had an opportunity to ask questions and receive answers from Motient regarding the terms and conditions of the offering of Motient Shares and the business and financial condition of Motient and to obtain additional information (to the extent Motient possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or which it had access. The foregoing, however, does not limit or modify the representations or warranties of Motient in this Agreement or the right of Holder to rely upon such representations or warranties. Holder has received, nor is it relying on, any representations or warranties from Motient or Sub, other than as provided herein; provided that the foregoing shall not affect any right Holder may have on account of fraud.

Section 2.8     Investor Status; etc. Holder certifies and represents to Motient that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Motient Shares. Holder’s financial condition is such that it is able to bear the risk of holding the Motient Shares for an indefinite period of time and the risk of loss of its entire investment. Holder has sufficient knowledge and experience in investing in companies similar to Motient so as to be able to evaluate the risks and merits of its investment in Motient.

Section 2.9     Liens for Taxes. There are no Liens arising from or related to Taxes (defined below) on or pending against the TerreStar Shares other than Liens (defined below) for Taxes that are not yet due and payable. “Tax” means any and all federal, state, local, foreign or other tax of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Tax Authority, including taxes on or with respect to income, alternative minimum, accumulated earnings, personal holding company, capital, transfer, stamp, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers' compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added.

Section 2.10   Brokers or Finders. Holder has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 2.11   Restricted Securities. Holder understands that the Motient Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Motient Shares or an available exemption from registration under the Securities Act, such Motient Shares must be held indefinitely. In particular, Holder is aware that such Motient Shares may not be sold pursuant to Rule 144 or Rule 145 promulgated under the Securities Act unless all of the conditions of the applicable rule are met. Among the conditions for use of Rules 144 and 145 is the availability of current information to the public about Motient.

Section 2.12   Legends. It is understood that the certificates evidencing the Motient Shares will bear one or both of the following legends:

(a)     “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Motient Corporation that such registration is not required.”

(b)     Any legend required by the laws of the State of Delaware or other jurisdiction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MOTIENT

Except as otherwise specifically provided in the Disclosure Schedule of Motient attached hereto and incorporated herein by reference which clearly identifies the relevant section of this Agreement (the “Motient Disclosure Schedule”), Motient and Sub, jointly and severally, represent and warrant to Holder, as follows:

Section 3.1     Corporate Organization; Related Entities. Motient and Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and each has the requisite corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted. Motient and Sub are duly qualified to do business as a foreign corporation, and are in good standing, in each jurisdiction in which the ownership of their properties or the conduct of their business requires such qualification, except for failures, if any, to be so qualified which individually or in the aggregate have not had and could not reasonably be expected to have a Motient Material Adverse Effect. The copies of the certificates of incorporation and bylaws of Motient and Sub heretofore made available to Holder are complete and current copies of such instruments as presently in effect. A “Motient Material Adverse Effect” means a material adverse effect respecting (a) the business, assets and liabilities (taken together) or financial condition of Motient and its subsidiaries on a consolidated basis or (b) the ability of Motient to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing set forth herein, except to the extent (in the case of either clause (a) or clause (b) above) that such adverse effect results from (i) general economic, regulatory or political conditions or changes therein in the United States or the other countries in which such party operates; (ii) financial or securities market fluctuations or conditions; or (iii) changes in, or events or conditions affecting, the wireless telecommunications industry generally.

Section 3.2     CapitalizationAs of the date of this Agreement, the authorized capital stock of Motient consists of (i) 200,000,000 shares of Motient’s common stock, par value $0.01 per share (the “Motient Common Stock”), _______________ of which are issued and outstanding and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share (“Motient Preferred Stock”), 450,000 of which are designated as Series A

Cumulative Convertible Preferred Stock and 90,000 of which are issued and outstanding and 500,000 of which are designated as Series B Cumulative Convertible Preferred Stock and 318,500 of which are issued and outstanding. Motient has no other designations of Motient Preferred Stock. As of the date of this Agreement, (x) ___________ shares of Motient Common Stock are reserved for issuance pursuant to Motient’s stock option plans (each a “Motient Stock Option Plan”), a list of which is set forth on Schedule 3.2 of the Motient Disclosure Schedule, (x) _______________ shares of Motient Common Stock are reserved for issuance upon the exercise of outstanding warrants to purchase shares of Motient Common Stock, [(y) 2,500,000 shares of Motient Common Stock are reserved for issuance upon the exercise of outstanding non-transferable common stock purchase rights held by certain of the holders of Motient Common Stock as of December 17, 2004 in a rights offering (the “Rights Offering”)] and (C) certain Exchange Agreements dated as of the date hereof by and between Motient, Sub and certain holders of TerreStar Shares. All the issued and outstanding shares of Motient’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof. Except the Motient Preferred Stock, pursuant to the Motient Stock Option Plan and as set forth in (x) and (y) above, Motient (i) does not have and is not bound by any outstanding subscriptions, options, voting trusts, convertible securities, warrants, calls, commitments or agreements of any character or kind calling for the purchase, issuance or grant of any additional shares of its capital stock or restricting the transfer of its capital stock and (ii) is not a party to any voting trust or other agreement or understanding with respect to the voting of the capital stock or other equity securities of Motient.

(b)     The Motient Shares have been duly and validly authorized, and, when issued upon the terms hereof, will be fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof.

Section 3.3     Authority Relative to This Agreement. Motient and Sub have the requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement by Motient and, if applicable, Sub and the consummation by Motient and, if applicable, Sub of the transactions contemplated hereby and thereby have been duly authorized by Motient’s and, if applicable, Sub’s Board of Directors, and no other corporate or stockholder proceedings on the part of Motient or Sub are necessary to authorize this Agreement or for Motient or Sub to consummate the transactions contemplated hereby. This Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by Motient and, if applicable, Sub and, assuming the due authorization, execution and delivery thereof by Holder, constitute the valid and binding obligations of Motient and, if applicable, Sub, enforceable against Motient and, if applicable, Sub in accordance with its terms.

Section 3.4     Consents and Approvals; No Violations. Except in connection or in order to comply with the applicable provisions of (a) the HSR Act, and if necessary, similar foreign competition or Antitrust Laws, (b) the filing of the Registration Statement under the Securities Act, (c) filings or approvals required under state securities or “blue sky” laws, and (d) the Communications Laws, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the organizational documents of Motient or Sub, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Motient or Sub or its properties or assets, including but not limited to the TerreStar Documents. Except in connection or in order to comply with the applicable provisions of (a) the HSR Act, and if necessary, similar foreign competition or Antitrust Laws, (b) the filing of the Registration Statement under the Securities Act, (c) filings or approvals required under state securities or “blue sky” laws, and (d) the Communications Laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Motient or Sub in connection with the execution and delivery of this Agreement by Motient or Sub or the consummation by Motient or Sub of the transactions contemplated hereby except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Motient Material Adverse Effect.

Section 3.5     Reports and Financial Statements.

(a)     Except as set forth on Schedule 3.5(a) of the Motient Disclosure Schedule, Motient has timely filed all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act since January 1, 2004 (collectively, the “Motient SEC Reports”), and has previously made available to Holder true and complete copies of all such Motient SEC Reports. Such Motient SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such Motient SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Motient included in the Motient SEC Reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein), in all material respects, the consolidated financial position of Motient and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of Motient and its consolidated subsidiaries for the periods then ended. Except as disclosed in the Motient SEC Reports there has been no change in any of the significant accounting (including Tax accounting) policies or procedures of Motient since December 31, 2005.

(b)     Except as set forth on Schedule 3.5(b) of the Motient Disclosure Schedule, Motient maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c)     Since January 1, 2005, neither Motient nor, to Motient’s knowledge, any director, officer, employee, auditor, accountant or representative of Motient has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, in writing, regarding the accounting or auditing practices, procedures, methodologies or methods of Motient or Motient’s internal accounting controls, including any complaint, allegation, assertion or claim that Motient has engaged in questionable accounting or auditing practices. No attorney representing Motient, whether or not employed by Motient, has reported “evidence of a material violation” (as defined in 17 CFR Part 205) to Motient’s board of directors or any committee thereof or to any director or officer of Motient.

Section 3.6     Absence of Certain Changes or Events. Except as set forth in the Motient SEC Reports filed prior to the date of this Agreement or as set forth on Schedule 3.6 of the Motient Disclosure Schedule, since December 31, 2005, (i) Motient has conducted its business and operations in the ordinary course of business and consistent with past practices and (ii) there has not been any fact, event, circumstance or change affecting or relating to Motient which has had or could reasonably be expected to have a Motient Material Adverse Effect or as set forth on Schedule 3.6 to the Motient Disclosure Schedule. Except as set forth on Schedule 3.6 of the Motient Disclosure Schedule or as could not reasonably be expected to represent a Motient Material Adverse Effect, the transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any Motient Contract (defined below).

Section 3.7     Litigation. Except for litigation disclosed in the notes to the audited financial statements of Motient as of and for the period ended December 31, 2005, or in Motient SEC Reports filed subsequent thereto but prior to the date of this Agreement, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Motient, threatened against Motient or with respect to which Motient could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto, the outcome of which has had or could reasonably be expected to have a Motient Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against Motient having, or which has had or could reasonably be expected to have a Motient Material Adverse Effect.

Section 3.8     Compliance with Law. Motient has not violated any Laws and is in compliance with all Laws, other than where such violation or noncompliance, individually or in the aggregate, has not had and could not reasonably be expected to have a Motient Material Adverse Effect. Motient has not received any notice to the effect that, or otherwise been advised that or is aware that, Motient is not in such compliance with any Laws, and Motient has no knowledge that any existing circumstances are reasonably likely to result in such violations of any Laws.

Section 3.9     Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in Motient’s consolidated financial statements (or reflected in the notes thereto) as of and for the period ended December 31, 2005 as included in the Motient SEC Reports or which were incurred after December 31, 2005 in the ordinary course of business and consistent with past practice, Motient has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) or which have had or could reasonably be expected to have a Motient Material Adverse Effect.

Section 3.10   No Default. As of the date of this Agreement, Motient is not in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (a) its certificate of incorporation or bylaws, or (b) (x) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to Motient or any of its properties or assets or (y) any agreement required to be filed as a “Material Contract” as an exhibit to Motient’s Annual Report on Form 10-K for the year ended December 31, 2005 or any periodic Exchange Act report required to be filed since then (a “Motient Contract”), except in the case of this clause (b), which breaches, violations or defaults, individually or in the aggregate, have not had and could not reasonably be expected to have a Motient Material Adverse Effect.

Section 3.11   Taxes. Except as would not reasonably be expected to have a Motient Material Adverse Effect:

(a)     Motient has timely filed all Tax Returns required to be filed by them (taking into account all applicable extensions) and all such Tax Returns are true, correct and complete in all respects.

(b)     Motient has paid all Taxes due and payable.

(c)     There is no pending or, to the knowledge of Motient, threatened examination, investigation, audit, suit, action, claim or proceeding relating to Taxes of Motient.

(d)     Motient has not received notice of a determination by any taxing or other Governmental Entity that Taxes are owed by Motient (such determination being referred to as a “Tax Deficiency”) and, to the knowledge of Motient, no Tax Deficiency is proposed or threatened.

(e)     All Tax Deficiencies asserted against Motient have been paid or finally settled and all amounts asserted in any Tax Deficiency to be owed have been paid.

(f)     There are no Liens arising from or related to Taxes on or pending against Motient or any of its properties other than statutory Liens for Taxes that are not yet due and payable.

(g)     As used in this Agreement, “Tax Return” means any return, report or similar statement (including any attached schedules) required to be filed with respect to Taxes and any information return, claim for refund, amended return, or declaration of estimated Taxes.

Section 3.12   Intellectual Property.

(a)     Motient owns or holds licenses or otherwise has such rights to use, sell, license or dispose of all of the intellectual property rights used in the conduct of the business of Motient as currently conducted, with such exceptions as individually or in the aggregate have not had and could not reasonably be expected to have a Motient Material Adverse Effect.

(b)     With such exceptions as individually or in the aggregate have not had and could not reasonably be expected to have a Motient Material Adverse Effect, (i) the operation of Motient’s business and the manufacture, marketing, use, sale, licensure or disposition of any Intellectual Property in the manner currently used, sold, licensed or disposed of by Motient does not and will not infringe on the proprietary rights of any person, nor has such an infringement been alleged within six years preceding the date of this Agreement (other than such as have been resolved); (ii) there is no pending or threatened claim or litigation challenging or questioning the validity, ownership or right to use, sell, license or dispose of any such Intellectual Property in the manner in which currently used, sold, licensed or disposed of by Motient, nor is there a valid basis for any such claim or litigation, nor has Motient received any notice asserting that the proposed operation of Motient’s business or the use, sale, license or disposition by Motient of any of the Intellectual Property of Motient conflicts or will conflict with the rights of any other party, nor is there a valid basis for any such assertion in each case; and (iii) none of the Intellectual Property used in the conduct of the business of Motient as currently conducted is being infringed by any person and Motient has not asserted any claim of infringement, misappropriation or misuse within the past six years.

Section 3.13   Permits. Motient has, and is in compliance with, all Motient Permits required to conduct its business as now being conducted, except any such Motient Permit the absence of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Motient Material Adverse Effect (“Motient Material Permits”). All Motient Material Permits are valid and in full force and effect. There is not now pending, or to the knowledge of Motient, threatened, any action by any person or by or before any Governmental Entity to revoke, cancel, rescind, modify or refuse to renew any Motient Material Permits and, other than as set forth on Schedule 3.13 of the Motient Disclosure Schedule, there exist no facts or circumstances that would reasonably be expected to give rise to such action. “Motient Permits” means all licenses, permits, franchises, approvals, authorizations, certificates, registrations, consents or orders of, or filings with, any Governmental Entity used or held for use in the operation of Motient’s business and all other rights and privileges granted by a Governmental Entity necessary to allow Motient to own and operate its business without any violation of law.

Section 3.14   Contracts. All Motient Contracts that are material to the business or operations of Motient taken as a whole have been filed as exhibits to Motient’s Annual Report on 10-K for the year ended December 31, 2005 or any periodic Exchange Act report required to be filed since then, are valid and binding obligations of Motient, and, to the knowledge of Motient, the valid and binding obligation of each other party thereto, except such Motient Contracts that, if not so valid and binding, individually or in the aggregate, have not had and could not reasonably be expected to have a Motient Material Adverse Effect. Neither Motient nor, to the

knowledge of Motient, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition, that with the passage of time or giving of notice (or both), would constitute a default under or permit the termination of, any such Motient Contract except such violations or defaults under or terminations that, individually or in the aggregate, have not had and could not reasonably be expected to have a Motient Material Adverse Effect.

Section 3.15   Insurance. Motient’s insurance policies are in all respects in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. Motient has made available to Holder true and correct copies of all insurance policies maintained by Motient as of the date of this Agreement.

Section 3.16   Ownership of TerreStar Common Stock. As of the date hereof, Motient and its subsidiaries own an aggregate of [19,551,697] shares of TerreStar common stock and immediately prior to the Closing Motient and its subsidiaries will own not less than [19,551,697] shares of TerreStar common stock (in each case as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event with respect to the TerreStar common stock that is declared or effected prior to the Closing).

Section 3.17   Purchase Entirely for Own Account. The TerreStar Shares to be transferred to Motient will be acquired for investment for Motient’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, in each case, in violation of applicable securities laws, and Motient has no present intention of selling, granting any participation in, or otherwise distributing the same except in compliance with applicable securities laws.

Section 3.18   Reliance Upon Holder’s Representations. Motient understands that TerreStar Shares will not be registered under the Securities Act and the sale provided for in this Agreement will be made in reliance upon an exemption from registration under the Securities Act, and that, in such case, Holder’s reliance on such exemption will be based on Motient and Sub’s representations set forth herein.

Section 3.19   Receipt of Information. Motient and Sub believe that they have received all the information it considers necessary or appropriate for deciding whether to acquire the TerreStar Shares. Motient further represents that it has had an opportunity to ask questions and receive answers from Holder regarding the terms and conditions of the TerreStar Shares and the business and financial condition of TerreStar and to obtain additional information (to the extent Holder possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or which it had access. The foregoing, however, does not limit or modify the representations or warranties of Holder in this Agreement or the right of Motient to rely upon such representations or warranties. Motient has not received, nor is it relying on, any representations from Holder, other than as provided herein.

Section 3.20     Investor Status; etc. Motient and Sub each certify and represent to Holder that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the TerreStar Shares. Motient’s financial condition is such that it is able to bear the risk of holding the TerreStar Shares for an indefinite period of time and the risk of loss of its entire investment. Motient has sufficient knowledge and experience in investing in companies similar to TerreStar so as to be able to evaluate the risks and merits of its investment in TerreStar.

Section 3.21   Brokers or Finders. Except for fees which shall be borne solely by Motient, neither Motient nor Sub has incurred, nor will either of them incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.22   Restricted Securities. Motient understands that the TerreStar Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the TerreStar Shares or an available exemption from registration under the Securities Act, such TerreStar Shares must be held indefinitely. In particular, Motient is aware that such TerreStar Shares may not be sold pursuant to Rule 144 or Rule 145 promulgated under the Securities Act unless all of the conditions of the applicable rule are met. Among the conditions for use of Rules 144 and 145 is the availability of current information to the public about TerreStar.

Section 3.23   Issuances Exempt. Assuming the truth and accuracy of the representations and warranties of Holder contained in Article II hereof, the offer, sale, and issuance of the Motient Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

Section 3.24   No Integrated Offering. Neither Motient, nor any of its affiliates or any other person acting on Motient’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Motient Shares nor have any of such persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Motient Shares under the Securities Act or cause this offering of the Motient Shares to be integrated with any prior offering of securities of Motient for purposes of the Securities Act.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1     HSR Act and FCC Approval. The parties will promptly execute and file, or join in the execution and filing of, any application, notification (including any notification or provision of information, if any, that may be required under the HSR Act, which the parties shall file no later than 15 business days after the date hereof) or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, which may be reasonably required in connection with the consummation of the transactions contemplated by this Agreement. Any fees associated with such notifications or applications shall be borne by Motient. Each party will use commercially reasonable efforts to obtain, or assist the other parties in obtaining, all such authorizations, approvals and consents, including without limitation using commercially reasonable efforts to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to request the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Each party shall, in connection with its obligation to use commercially reasonable efforts to obtain, or assist the other parties in obtaining, all such requisite authorizations, approvals or consents, use commercially reasonable efforts to (i) cooperate in all reasonable respects with the other parties in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other parties of any communication received by such party from or given by such party to, the United States Department of Justice (the “DOJ”), the United States Federal Trade Commission (the “FTC”), the FCC or any other Governmental Entity or quasi-governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iii) permit the other parties, or the other parties’ legal counsel, to review any communication given by it to, and consult with the other parties in advance of any meeting or conference with, the DOJ, the FTC, the FCC or any such other Governmental Entity or quasi-governmental entity or, in connection with any proceeding by a private party, with any other person and (iv) to the extent permitted by the FCC or other Governmental Entity, as appropriate, give the other parties the opportunity to attend and participate in such meetings and conferences.

Section 4.2     Blue Sky Laws. Motient shall exercise its commercially reasonable best efforts to register or qualify (or obtain an exemption from registration) the Motient Shares under the blue sky laws of the 50 states of the United States and of the District of Columbia and such other jurisdictions as Holder shall reasonably request, such registration, qualification or exemption to be obtained prior to the issuance and delivery to Holder of the Motient Shares in accordance with this Agreement; provided, however, that, in the case of non-U.S. jurisdictions, Motient will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.2, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction). Motient shall pay for all fees (including filing and application fees), costs and expenses in connection therewith. However, the failure to obtain such “blue sky” clearance in each such jurisdiction shall not be a condition to closing and shall not prevent a Closing from occurring; provided, that Motient shall not fail to obtain such “blue sky” clearance in (i) more than five such jurisdictions, (ii) Texas or (iii) New York; rather, those Motient Shares which may not be lawfully delivered shall be held in trust by Holder or its nominee for the benefit of the stockholders of record otherwise entitled thereto until such time as they may be lawfully delivered. If, after the fifth anniversary of the Closing, such shares still may not be lawfully delivered, then Motient shall deliver such shares to the government agency or official responsible for administering the securities or blue sky laws in such jurisdiction. Holder shall cooperate with and assist Motient in connection with obtaining the “blue sky” clearance contemplated by this Section 4.2.

Section 4.3     Compliance with TerreStar Documents. The parties intend that this Agreement and the transactions contemplated thereby be consistent with the conditions and restrictions applicable to the parties and/or their affiliates pursuant to TerreStar’s organizational documents and/or pursuant to the agreements between or among TerreStar’s stockholders, including, without limitation, the TerreStar Documents (collectively, the “TerreStar Investor Agreements”). Each of Holder, Sub and Motient shall take all commercially reasonable actions necessary to comply with, or appropriately amend, the provisions of the TerreStar Investor Agreements relating to the sale of the TerreStar Shares pursuant hereto.

Section 4.4     No Transfers; No Alternative Transactions.

(a)     Holder shall not, and shall cause its subsidiaries and the officers, directors, employees, representatives (including, without limitation, investment bankers, attorneys and accountants), agents or Affiliates of Holder and its subsidiaries not to, directly or indirectly, (i) solicit, initiate, encourage or facilitate any inquiries or the making of a proposal or offer with respect to, or consummate, an Alternative Proposal, (ii) participate in any discussions or negotiations with, or provide any non-public information to, or afford any access to the properties, books or records of TerreStar, or otherwise take any other action to assist, facilitate or undertake (including granting any waiver or release under any standstill or similar agreement with respect to any securities of TerreStar), by itself or with any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Exchange Act), any Alternative Proposal, or (iii) acquire, of record or beneficially, or have, by conversion, warrant, option or otherwise, any right or interest in or any agreement to acquire any shares of TerreStar common stock, other than the TerreStar Shares owned as of the date hereof. “Alternative Proposal” shall mean (a) any offer or proposal, or any indication of interest in making an offer or proposal, made by any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Exchange Act) at any time, directly or indirectly, to acquire the TerreStar Shares, (b) directly or indirectly sell, transfer, distribute, pledge, dispose of, grant an option with respect to or encumber the TerreStar Shares, or (c) deposit the TerreStar Shares into a voting trust or enter into a voting agreement or arrangement with respect to the TerreStar Shares or grant any proxy with respect thereto, in each case other than the transactions contemplated by this Agreement.

(b)     Except for transactions contemplated or permitted by this Agreement, Holder shall not, from the date hereof until the earlier of the termination of this Agreement or the Closing, (x) acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise, any shares of Motient Common Stock or any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Motient Common Stock, and any option, warrant or other subscription or purchase right with respect to Motient Common Stock, whether by tender offer, market purchase, privately negotiated purchase, merger or otherwise, or (y) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise act in concert with any person in connection with such actions.

Section 4.5     Commercially Reasonable Efforts. The parties shall each cooperate with each other and use (and shall cause their respective subsidiaries to use) their respective commercially reasonable efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement or the TerreStar Agreements and applicable laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all approvals required to be obtained from any Governmental Entity or third party necessary, proper or advisable to the transactions contemplated by this Agreement. Holder shall at any time, and from time to time, after the Closing, execute, acknowledge and deliver all further assignments, transfers, and any other such instruments of conveyance, upon the request of Motient, to confirm the sale of the TerreStar Shares hereunder.

Section 4.6     Public Announcements. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with any Governmental Entity or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE V

CONDITIONS TO CLOSING OF MOTIENT AND SUB

The obligation of Sub to purchase the TerreStar Shares from Holder, and to issue to Motient Shares to Holder, at the Closing is subject to the fulfillment to Motient and Sub’s satisfaction or the waiver by Motient on or prior to the Closing Date of each of the following conditions:

Section 5.1     Representations and Warranties. Each representation and warranty made by Holder in Article II above shall be true and correct in all material respects on and as of the Closing Date as though made on the Closing Date, except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct in all material respects only as of such date or period, provided, however, that any representations and warranties which by their terms are qualified by materiality which shall be true and correct in all respects, with the same force and effect as if such representation and warranty had been made on and as of the Closing Date.

Section 5.2     Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Holder on or prior to the Closing Date shall have been performed or complied with by Holder in all respects.

Section 5.3     Intentionally Omitted

Section 5.4     Certificates and Documents. Holder shall have delivered at or prior to the Closing to Motient or Sub, as applicable, the Holder Closing Deliveries.

Section 5.5     Compliance Certificate. Holder shall have delivered to Motient or its counsel a certificate signed by Holder or an authorized representative of Holder, as applicable, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 above.

Section 5.6     Final Order of FCC and Industry Canada Approval. All necessary FCC and Industry Canada approvals shall have been obtained without the imposition on Motient of any material adverse conditions and such approvals shall have become Final Orders and shall be in full force and effect, provided that Motient may waive the condition that the approvals have become Final Orders. For the purpose of this Agreement, “Final Order” means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled or suspended within forty days after being obtained.

Section 5.7     Intentionally Omitted

Section 5.8     Intentionally Omitted.

Section 5.9     FIRPTA Certificate. Holder shall have furnished Motient an affidavit certifying as to Holder’s non-foreign status in accordance with the requirements of Section 1.1445 -2(b) of the Internal Revenue Service Treasury Regulations.

Section 5.10   Amended TerreStar Stockholders’ Agreement. The Amended TerreStar Stockholders’ Agreement shall be effective.

Section 5.11   MSV Exchange Agreement. All actions necessary to consummate the closing of the transactions contemplated by Exchange Agreement dated as of the date hereof by and among Motient, SkyTerra Communications, Inc. and Motient Ventures Holdings Inc. shall have been taken.

Section 5.12   Columbia/Spectrum Exchange Agreements. All actions necessary to consummate the closing of the transactions contemplated by Exchange Agreements dated as of May 6, 2006 by and among Motient, Sub and each of Columbia Capital Equity Partners III (QP), L.P., Columbia Capital Equity Partners III (AI), L.P., Columbia Capital Equity Partners III (Cayman), L.P., Columbia Capital Investors III, LLC, Columbia Capital Employee Investors III, L.L.C., Spectrum Equity Investors Parallel IV, L.P., Spectrum IV Investment Managers' Holder, L.P. (collectively, the “Funds”) shall have been taken.

ARTICLE VI

CONDITIONS TO CLOSING OF FUND

The obligation of Holder to purchase the Motient Shares from Motient, and to transfer the TerreStar Shares to Motient, at the Closing is subject to the fulfillment to Holder’s satisfaction on or prior to the Closing Date of each of the following conditions:

Section 6.1     Representations and Warranties. Each representation and warranty made by Motient and Sub in Article III above shall be true and correct in all material respects on and as of the Closing Date as though made on the Closing Date, except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct in all material respects only as of such date or period, provided, however, that any representations and warranties which by their terms are qualified by materiality which shall be true and correct in all respects, with the same force and effect as if such representation and warranty had been made on and as of the Closing Date.

Section 6.2     Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Motient and Sub on or prior to the Closing Date shall have been performed or complied with by Motient or Sub, as applicable, in all respects.

Section 6.3     Opinion of Motient’s Counsel. Holder shall have received at the Closing from Andrews Kurth LLP, counsel to Motient, an opinion in substantially the form attached as Exhibit C hereto dated as of the Closing Date.

Section 6.4     Certificates and Documents. Motient shall have delivered at or prior to the Closing to Holder the Motient Closing Deliveries.

Section 6.5     Compliance Certificate. Motient shall have delivered to Holder or its counsel a certificate signed by the Chief Operating Officer of Motient, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 above.

Section 6.6     FCC and Industry Canada Approvals. All necessary FCC and Industry Canada approvals shall have been obtained and shall be in full force and effect.

Section 6.7     Intentionally Omitted

Section 6.8     Effective Registration Statement. The Registration Statement shall have become and continue to be effective and no stop order with respect thereto shall be in effect and no proceedings for that purpose shall have been commenced or threatened by the SEC.

Section 6.9     Registration Rights Agreement. The Registration Rights Agreement shall be in full force and effect and shall be binding on Motient.

Section 6.10   Holder Exchange Agreements. Motient shall have taken all actions necessary to consummate the closing under each of the exchange agreements between Motient and each of the Funds.

ARTICLE VII

INDEMNIFICATION

Section 7.1     Survival of Representations and Warranties. The warranties, representations, covenants and agreements of Holder, Motient and Sub contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of twelve (12) months (the “Survival Period”), and shall in no way be affected by any investigation of the subject matter thereof made by any party hereto.

Section 7.2     Obligation to Indemnify.

(a)     Holder’s Obligation to Indemnify. From and after the Closing, Holder shall indemnify, defend and hold harmless Motient, Sub and their respective officers, directors, stockholders, partners, employees, subsidiaries, agents and affiliates (each, a “Motient Indemnitee”), from and against all losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses and disbursements (including attorneys’, accountants’ and investigatory fees and expenses) (collectively, “Losses”) to the extent resulting from any (i) breach or inaccuracy of any representation or warranty of Holder contained in the Agreement for which a claim is initiated prior to the expiration of the applicable Survival Period or (ii) non-fulfillment or breach of any covenant or agreement of Holder contained in this Agreement.

(b)     Motient’s Obligation to Indemnify. From and after the Closing Date, Motient and Sub, jointly and severally, shall indemnify, defend and hold harmless Holder and its officers, directors, stockholders, managers, partners, members, employees, agents and affiliates (each, a “Holder Indemnitee”) from and against any and all Losses to the extent resulting from any (i) breach or inaccuracy of any representation or warranty of Motient or Sub contained in this Agreement for which a claim is initiated prior to the expiration of the applicable Survival Period or (ii) non-fulfillment or breach of any covenant or agreement of Motient or Sub contained in this Agreement .

(c)     Indemnification Basket Amount. Notwithstanding the foregoing, an Indemnifying Party (defined below) shall not be required to indemnify an Indemnified Party (defined below) pursuant to Section 7.2(a) or Section 7.2(b), as applicable, unless and until the amount of all Losses incurred by such Indemnified Party exceeds $1,000,000 in the aggregate (the “Basket Amount”), in which case the Indemnifying Party shall be required to indemnify the Indemnified Party for any and all such Losses in excess of the Basket Amount; provided, however, that the limitation set forth in this Section 7.2(c) shall not apply to Losses resulting from a breach of the representations and warranties set forth in Sections 2.2, 2.10, 3.2(b) or 3.21.

Section 7.3     Indemnification Procedures.

(a)     The person seeking indemnification hereunder (each, an “Indemnified Party”) shall give the party or parties from whom indemnification is sought or to be sought (each, an “Indemnifying Party”) prompt written notice of any Loss as to which they have received written notification. If an indemnification claim involves a claim by a third party (a “Third Party Claim”), the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually and materially prejudiced thereby. An Indemnifying Party shall have ten business days from the delivery of such notice (the “Notice Response Period”) to notify the Indemnified Party whether or not it disputes its liability to the Indemnified Party hereunder with respect to such claim or demand. If an Indemnifying Party disputes its liability to an Indemnified Party hereunder with respect to such claim or demand or the amount thereof, such dispute shall be resolved by a civil action in a court of appropriate jurisdiction (including as part of any proceeding with respect to the claim that gave rise to the indemnification claim to which such dispute relates) which may be commenced by either party. During the Notice Response Period, no such claim or demand may be settled by the Indemnified Party.

(b)     With respect to each Indemnification Matter (as defined below), the Indemnified Parties will have the sole right and authority to control the defense against any Third Party Claim with one counsel of their collective choice. This right shall include the right to settle or resolve the Third Party Claim by entering into an agreement memorializing the terms of settlement or resolution (a “Settlement Agreement”), provided however, that the Indemnified Party provides the Indemnifying Party with notice (in accordance with Section 7.4 hereof) of its intent to enter into a Settlement Agreement, which notice shall include the proposed terms of the Settlement Agreement. The Indemnifying Party shall, within ten business days of receipt of such notice, have the right to reject the proposed Settlement Agreement, but shall do so only if it reasonably determines that the Settlement Agreement does not represent a bona fide and reasonable resolution of the underlying Third Party Claim. The Indemnifying Party (and any Indemnified Party who is not otherwise satisfied with the one counsel chosen by the Indemnified Parties collectively) may retain separate co-counsel at their sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that in no event may any Indemnifying Party consent to the entry of any judgment, enter into any settlement with respect to the Third Party Claim or agree with any Person other than the Indemnified Party, to take any other action with respect to the Third Party Claim without the prior written consent of the Indemnified Party. If it is determined pursuant to an order or Settlement Agreement that an Indemnifying Party is responsible for all or a portion of any amounts for which the Indemnified Party is liable as a result of such Third Party Claim hereunder, the Indemnifying Party shall, pursuant to Section 7.4(b), render payment to the Indemnified Party for all Losses resulting from such claim, subject to the provisions of Section 7.5.

Section 7.4     Notices and Payments.

With respect to each separate matter which is subject to indemnification under this Article VII (each, an “Indemnification Matter”):

(a)     Notice. Upon the Indemnified Party’s receipt of written documents pertaining to an Indemnification Matter, or, if the Indemnification Matter does not involve a third party demand or claim, within a reasonable time after the Indemnified Party first has actual knowledge of such Indemnification Matter, the Indemnified Party shall give written notice to the Indemnifying Party of the nature of such Indemnification Matter, and, if susceptible to estimation at such time, the Indemnified Party’s best estimate of the amount demanded or claimed in connection therewith as provided in Section 7.3; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually and materially prejudiced thereby.

(b)     Payment. Upon determination of the amount of the Loss (whether due to the Indemnifying Party’s failure to dispute the indemnification matter, by agreement among the parties, or after a settlement agreement is executed or a final order is rendered with respect to the indemnification matter), the Indemnifying Party shall promptly (and in any event, not later than ten days after such determination) pay to the Indemnified Party all amounts owing by the Indemnifying Party under this Article VII with respect to such indemnification matter, subject to the limitations set forth in Section 7.5.

Section 7.5     Limited Remedy.

(a)     Motient Indemnitee Indemnification Limit. Except in the case of fraud or where specific performance is sought, the maximum amount all Motient Indemnitees may recover in the aggregate pursuant to the indemnity set forth in Section 7.2(a) hereof with respect to the Closing shall be limited to the value of the Motient Shares based on the average of the high and low sales price for the five trading day period immediately prior to, and including, the Closing Date.

(b)     Holder Indemnitee Indemnification Limit. Except in the case of fraud or where specific performance is sought, the maximum amount all Holder Indemnitees may recover in the aggregate pursuant to the indemnity set forth in Section 7.2(b) hereof with respect to the Closing shall be limited to the value of the Motient Shares based on the average of the high and low sales price for the five trading day period immediately prior to, and including, the Closing Date.

ARTICLE VIII

MISCELLANEOUS

Section 8.1     Termination. This Agreement may be terminated prior to the Closing as follows:

(i)     at any time on or prior to the Closing Date, by mutual written consent of Motient and Holder;

(ii)     at the election of Motient or Holder by written notice to the other parties hereto after 5:00 p.m., New York time, on December 31, 2006, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of Motient and Holder; provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to a party whose failure or whose affiliate's failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the principal cause of the failure of the Closing to occur on or before such date;

(iii)     at the election of Motient, if there has been a material breach of any representation, warranty, covenant or agreement on the part of Holder contained in this Agreement, which breach has not been cured within fifteen (15) days of notice to Holder of such breach; or

(iv)     at the election of Holder, if there has been a material breach of any representation, warranty, covenant or agreement on the part of Motient or Sub contained in this Agreement, which breach has not been cured within fifteen (15) days notice to Motient or Sub, as applicable, of such breach.

Section 8.2     Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of this Section 8.2 and Sections 8.3 through 8.13 (inclusive); provided, however, that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 8.1

(i), or Section 8.1(ii), (b) nothing shall relieve any of the parties from liability for actual damages resulting from a breach of any representation, warranty, covenant or agreement which gave rise to a termination of this Agreement pursuant to Section 8.1(iii) or 8.1(iv).

Section 8.3     Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

Section 8.4     Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

Section 8.5     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

Section 8.6     Notices. Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be given in writing and shall be deemed given three business days after the date sent by certified or registered mail (return receipt requested), one business day after the date sent by overnight courier or on the date given by facsimile (with confirmation of receipt) or delivered by hand, to the party to whom such correspondence is required or permitted to be given hereunder.

To Motient or Sub:

Motient Corporation
300 Knightsbridge Parkway
Lincolnshire Parkway
Lincolnshire, IL 60069
Facsimile: (847) 478-4810
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
Facsimile: (713) 220-4285
Attention: Mark Young

To Holder:

[ADDRESS]

Section 8.7     Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.8     Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.9     Entire Agreement; Non-Assignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and the Motient Disclosure Schedule: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person (except the Motient Indemnitees and the Holder Indemnitees) any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided. Without limiting the foregoing, no party shall be deemed to have made any representation or warranty other than as expressly made herein.

Section 8.10   Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 8.11     Certain Definitions. References in this Agreement to “subsidiaries” of Holder or Motient shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by Holder or Motient, as the case may be. References in this Agreement (except as specifically otherwise defined) to “affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to “person” shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a Governmental Entity. “Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

Section 8.12   Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

Section 8.13   Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties to this Agreement hereby agree that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity.

Section 8.14   Exclusive Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the exclusive venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.6 shall be deemed effective service of process on such party.

Section 8.15   Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed and delivered as of the date first above written.

MOTIENT CORPORATION

By:
Christopher Downie
Executive Vice President and Chief Operating Officer

MVH HOLDINGS INC.

By:
Name:	Christopher Downie
Title:	Executive Vice President

[Signature Page to Exchange Agreement]

HOLDER

By:
Name:
Title:

[Signature Page to Exchange Agreement]